Exhibit (99) to Form 8-K

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information with respect to the disposition of the European pet foods business should be read in conjunction with historical financial statements contained in the Company's Annual Report on Form 10-K; the Quarterly Report on Form
10-Q as of December 31, 1994; the Current Report on Form 8-K filed on
December 19, 1994, and Amendment No. 1 thereto filed on February 17, 1995, which includes unaudited pro forma financial information of the Company and Snapple Beverage Corp. ("Snapple"); and the Current Report on Form 8-K filed on March 29, 1995, which includes unaudited pro forma financial information of the Company with respect to the disposition of the North American pet foods business. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the disposition of the European pet foods business been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

Basis of Presentation
The unaudited pro forma combined balance sheet presents the consolidated financial position assuming that the dispositions of the North American and the European pet foods businesses occurred on December 31, 1994. The unaudited pro forma combined income statements for the year ended
June 30, 1994 and for the six months ended December 31, 1994 present the consolidated results of operations assuming that the acquisition of Snapple and the dispositions of the pet foods businesses occurred as of July 1, 1993. The Snapple acquisition was completed on December 6, 1994, and the North American pet foods business disposition was completed on March 14, 1995.

Two-for-one Stock Split-up
Per share information and average number of common shares outstanding have been restated to reflect the November 1994 two-for-one stock split-up.

Pro Forma Adjustments
The amounts included in the European Pet Foods Business column on the following balance sheet reflect the assets and liabilities assumed, including accounts receivable, inventory, prepaid assets, other non-current assets, fixed assets, accounts payable, and other current and non-current liabilities. The additional amounts in this column reflect other items that are affected by the sale of the European pet food business, specifically writing-off intangibles and adjusting the cumulative translation adjustment accounts. Deferred taxes have been reclassified to current liabilities. The amounts included in the European Pet Foods Business column on the income statements reflect the direct activity of the business, including net sales and direct cost of sales, advertising and merchandising expenses, and other general direct expenses of the business. Pretax income has been tax effected at the Company's effective tax rates for those periods.

The separate pro forma adjustments column on the balance sheet reflects the after-tax proceeds from the sale, $700 million less estimated income taxes of $237.6 million, as a reduction in short-term debt. This column also reflects the estimated after-tax gain on the sale of the European pet foods business. The separate pro forma adjustments column on the income statements reflects the reduction in interest expense, as a result of the after-tax proceeds on the sale reducing short-term debt. Interest expense has been calculated using the short-term rates on the borrowings obtained for the Snapple acquisition.
If the interest rate were one-eighth of one percent different, pro forma interest expense for the European pet foods business disposition would change by approximately $500,000 and $250,000 for the year ended June 30, 1994 and the six months ended December 31, 1994, respectively.


                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               AS OF DECEMBER 31, 1994



                                       The      North       Pro                     European     Pro       ProForma
                                      Quaker   American    Forma       ProForma     Pet Foods   Forma      Combined
                                       Oats   Pet Foods    Adjust-     Combined     Business   Adjust-
                                     Company   Business     ments                                ments
Dollars in Millions
Assets

Current Assets:
Cash and cash equivalents           $  103.0    $                     $   103.0      $                     $103.0
Trade accounts receivable - net        546.0                              546.0       (121.6)               424.4
Inventories:
  Finished goods                       332.7      (19.9)                  312.8        (41.4)               271.4
  Grains and raw materials             111.4      ( 3.1)                  108.3        ( 9.1)                99.2
  Packaging materials and supplies      37.3       (2.0)                   35.3        ( 6.3)                29.0
    Total inventories                  481.4      (25.0)                  456.4        (56.8)               399.6
Other current assets                   226.5      (12.3)                  214.2        (11.9)               202.3
  Total Current Assets               1,356.9      (37.3)                1,319.6       (190.3)             1,129.3

Other Receivables and Investments      121.8                              121.8         (6.7)               115.1

Property, plant and equipment        2,282.6     (180.8)                2,101.8       (295.8)             1,806.0
  Less accumulated depreciation        949.5      (72.0)                  877.5       (152.0)               725.5
     Property - Net                  1,333.1     (108.8)                1,224.3       (143.8)             1,080.5

Intangible Assets -
  Net of Amortization                  561.9      (95.3)                  466.6         (1.2)               465.4
Unallocated purchase costs           1,687.4                            1,687.4                           1,687.4
Total Assets                        $5,061.1    $(241.4)               $4,819.7      $(342.0)            $4,477.7

See accompanying notes to unaudited pro forma combined financial information.

                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               AS OF DECEMBER 31, 1994

                                                North     Pro                  European
                                 The Quaker    American   Froma     ProForma   Pet Foods   ProForma    ProForma
                                    Oats       Pet Foods  Adjust-   Combined   Business     Adjust-    Combined
                                   Company     Business    ments                             ments
Dollars in Millions
Liabilities and Shareholders'
  Equity

Current Liabilities:
Short-term debt                     $1,886.6    $        $(525.0)   $1,361.6    $           $(462.4)    $  899.2
Current portion of
  long-term debt                        45.1                            45.1                                45.1
Trade accounts payable                 334.4                           334.4     (108.9)                   225.5
Other current liabilities              707.7     (16.6)                691.1      (27.4)                   663.7
  Total Current Liabilities          2,973.8     (16.6)   (525.0)    2,432.2     (136.3)     (462.4)     1,833.5

Long-term Debt                       1,025.9                         1,025.9                             1,025.9
Other Liabilities                      516.1     (15.5)                500.6      (18.8)                   481.8
Deferred Income Taxes                   75.6     (13.2)                 62.4      (14.5)                    47.9

Preferred Stock                        100.0                           100.0                               100.0
Deferred Compensation                  (78.1)                          (78.1)                              (78.1)
Treasury Preferred Stock                (4.9)                           (4.9)                               (4.9)

Common Shareholders' Equity:
Common stock                           840.0                           840.0                               840.0
Reinvested Earnings                    867.6               328.9     1,196.5                  290.5      1,487.0
Cumulative translation adjustment      (90.0)                          (90.0)      (0.5)                   (90.5)
Deferred compensation                 (133.1)                         (133.1)                             (133.1)
Treasury common stock               (1,031.8)     ____     _____    (1,031.8)                           (1,031.8)
 Total Common Shareholders' Equity     452.7               328.9       781.6       (0.5)      290.5      1,071.6

Total Liabilities and
  Shareholders' Equity              $5,061.1    $(45.3)   $(196.1)  $4,819.7    $(170.1)    $(171.9)    $4,477.7

See accompanying notes to unaudited pro forma combined financial information.

                    UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                               FOR THE YEAR ENDED JUNE 30, 1994



                                  The                Pro        Pro
                                 Quaker    Snapple   Forma     Forma     North      Pro                            Pro
                                  Oats    Beverage   Adjust-  Combined  American   Forma      Pro      European   Forma    Pro
                                Company     Corp.     ments    with     Pet Foods  Adjust-   Forma     Pet Foods Adjust-  Forma
                                                              Snapple   Business    ments   Combined   Business   ments  Combined
Dollars in Millions (Except Per Share Data)
Net sales                       $5,955.0    $697.6            $6,652.6   $(570.5)           $6,082.1    $(777.9)         $5,304.2
Cost of goods sold               2,926.2     402.9    _____    3,329.1    (293.0)    ____    3,036.1     (421.3)          2,614.8
Gross profit                     3,028.8     294.7             3,323.5    (277.5)            3,046.0     (356.6)          2,689.4
Selling, general and
  administrative expenses        2,425.6     168.5      40.0   2,634.1    (199.5)            2,434.6     (324.9)          2,109.7
Restructuring charges and
  divestiture gains                108.6                         108.6     (15.1)               93.5                         93.5
Interest expense - net              89.7       2.6     107.0     199.3              (33.1)     166.2               (29.2)   137.0
Foreign exchange loss - net         26.2     _____     _____      26.2     _____     ____       26.2                         26.2
Income before income taxes         378.7     123.6    (147.0)    355.3     (62.9)    33.1      325.5      (31.7)    29.2    323.0
Provision for income taxes         147.2      42.8     (42.8)    147.2     (24.1)    13.2      136.3      (12.3)    11.7    135.7
Net income                         231.5      80.8    (104.2)    208.1     (38.8)    19.9      189.2      (19.4)    17.5    187.3
Preferred dividends-net of tax       4.0     _____     _____       4.0     _____     ____        4.0                          4.0
Net income available for common   $227.5    $ 80.8   $(104.2)   $204.1    $(38.8)   $19.9     $185.2     $(19.4)   $17.5   $183.3

Per Common Share:
Net Income                        $ 1.68                        $ 1.51                        $ 1.37                       $ 1.36

Average number of common
  share outstanding
   (in thousands)                135,236                       135,236                       135,236                      135,236

See accompanying notes to unaudited pro forma combined financial information.











                    UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                      FOR THE SIX MONTHS ENDED DECEMBER 31, 1994


                                                           Pro
                                  The               Pro    Forma    North     Pro                          Pro
                                Quaker   Snapple   Forma  Combined American  Forma      Pro     European  Forma        Pro
                                 Oats    Beverage Adjust-   with   Pet Foods Adjust-   Forma    Pet Foods Adjust-     Forma
                                Company   Corp.    ments   Snapple Business   ments   Combined  Business   ments     Combined


Dollars in Millions (Except Per Share Data)
Net sales                       $3,144.3  $271.6          $3,415.9  $(276.5)          $3,139.4   $(422.8)            $2,716.6
Cost of goods sold               1,616.4   164.9           1,781.3   (139.4)   ____    1,641.9    (229.3)             1,412.6
Gross profit                     1,527.9   106.7           1,634.6   (137.1)           1,497.5    (193.5)             1,304.0
Selling, general and
  administrative expenses        1,322.5   102.6   17.5    1,442.6   (100.7)           1,341.9    (175.3)             1,166.6
Interest expense - net              39.5     2.6   46.4       88.5            (16.5)      72.0             (14.6)        57.4
Foreign exchange loss - net          0.9   _____               0.9   _____     ____        0.9                            0.9
Income before income taxes and
  cumulative effect of
   accounting change               165.0     1.5  (63.9)     102.6    (36.4)   16.5       82.7     (18.2)   14.6         79.1
Provision for income taxes          69.2     0.7  (24.4)      45.5    (15.2)    6.0       36.3     ( 7.6)    5.9         34.6
Income before cumulative effect
  of accounting change              95.8     0.8  (39.5)      57.1    (21.2)   10.5       46.4     (10.6)    8.7         44.5
Preferred dividends -
  net of tax                         2.0                       2.0                         2.0                            2.0
Net income available for
  common before cumulative
   effect of accounting change     $93.8    $0.8 $(39.5)     $55.1   $(21.2)  $10.5      $44.4    $(10.6)  $ 8.7        $42.5

Per Common Share:
Income before cumulative
  effect of accounting change     $ 0.70                     $0.41                       $0.33                          $0.32

Average number of common
  shares outstanding
   (in thousands)                133,567                   133,567                     133,567                        133,567

See accompanying notes to unaudited pro forma combined financial information.